DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Nurse Solutions Inc.

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)

Name: Business Filings Incorporated
Street Address: 6100 Neil Road, Suite 500, City: Reno, NEVADA Zip Code: 89511
Optional Mailing Address: ______ City ______ State ______ Zip Code ______

3. Shares: (number of shares corporation authorized to issue)

Number of shares with par value: 75,000,000 Par value: $ 0.001 Number of shares without par value: ______

4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)

1. Name: Thomas Zurawek
Street Address: 439 West Bockman Way, City: Sparta State: Tennessee Zip Code: 38583

2. Name: ______
Street Address: ______ City ______ State ______ Zip Code ______

3. Name: ______
Street Address: ______ City ______ State ______ Zip Code ______

5. Purpose: (optional–see instructions)

The purpose of this Corporation shall be: All lawful business

6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)

Name: The Nevada Company, Mark Schiff, AVP Signature: [signature]
Address: 8025 Excelsior Drive, Suite 200 City: Madison State: WI Zip Code: 53717

7. Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.

[signature]
Authorized Signature of R.A. or On Behalf of R.A. Company Date: November 13, 2006

This form must be accompanied by appropriate fees. See attached fee schedule.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
[signature]	20080623925-67
Ross Miller	Filing Date and Time
Secretary of State	09/19/2008 3:45 PM
State of Nevada	Entity Number E0857672006-4

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

NURSE SOLUTIONS, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

1. Name of Corporation shall be: Sync2Entertainment Corporation

2. Shares: Number of Shares par value: 375,000,000, $0.001 par value
Number of Shares without par value: None

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: #1: 52% #3: Not required

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature: Jmoore]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20090436788-47
	Filing Date and Time 05/26/2009 4:59 PM
	Entity Number E0857672006-4

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

SYNC2 ENTERTAINMENT CORP.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE 1: THE NAME OF THE CORPORATION IS IGEN NETWORKS CORP.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50,000,000

4. Effective date of filing: (optional) May 6 2009. (must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.